Exhibit 99.2
Wincor Nixdorf Aktiengesellschaft
Condensed Consolidated Income Statement
for the nine months ended June 30, 2016 and 2015 (unaudited)

				€k
	3rd quarter 2015/20161)	3rd quarter 2014/20152)	9 months 2015/20163)	9 months 2014/20154)
Net sales	629,403	560,219	1,938,356	1,768,072
Cost of sales	-475,851	-460,073	-1,475,413	-1,421,641
Gross profit	153,552	100,146	462,943	346,431
Research and development expenses	-23,742	-24,990	-70,681	-69,842
Selling, general and administration expenses	-91,331	-82,081	-272,887	-235,641
Other operating result	-255	0	10,297	0
Result from equity accounted investments	0	47	-143	-1,156
Net profit on operating activities	38,224	-6,878	129,529	39,792
Finance income	385	285	1,732	1,074
Finance costs	-1,642	-1,745	-5,472	-5,842
Profit before income taxes	36,967	-8,338	125,789	35,024
Income taxes	-10,740	2,393	-36,735	-10,275
Profit for the period	26,227	-5,945	89,054	24,749

Profit attributable to non-controlling interests	474	268	919	1,105
Profit attributable to equity holders of Wincor Nixdorf AG	25,753	-6,213	88,135	23,644

Shares for calculation of basic earnings per share (in thousands)	29,816	29,816	29,816	29,816
Shares for calculation of diluted earnings per share (in thousands)	29,837	29,816	29,816	29,816
Basic earnings per share (€)	0.86	-0.21	2.96	0.79
Diluted earnings per share (€)	0.86	-0.21	2.96	0.79

Profit attributable to equity holders of Wincor Nixdorf AG	25,753	-6,213	88,135	23,644
Shares for calculation of profit attributable to equity holders of Wincor Nixdorf AG per share (managerial, in thousands)	29,816	29,816	29,816	29,816
Profit attributable to equity holders of Wincor Nixdorf AG per share (in €)	0.86	-0.21	2.96	0.79

Wincor Nixdorf Aktiengesellschaft
Condensed Consolidated Statement of Comprehensive Income
for the nine months ended June 30, 2016 and 2015 (unaudited)

				€k
	3rd quarter 2015/20161)	3rd quarter 2014/20152)	9 months 2015/20163)	9 months 2014/20154)
Profit for the period	26,227	-5,945	89,054	24,749

Items that are or may be reclassified subsequently to profit or loss:
Cash flow hedges - effective portion of changes in fair value	645	1,767	1,792	-11,795
Cash flow hedges - reclassified to profit or loss	-436	5,880	3,587	11,415
Exchange rate changes	395	-4,412	-2,381	16,405
Other changes	2	0	-8	0

Items that will not be reclassified to profit or loss:
Actuarial gains and losses	-20,825	6,719	-27,418	-436
Other comprehensive income (net of tax)	-20,219	9,954	-24,428	15,589
Total comprehensive income	6,008	4,009	64,626	40,338
Total comprehensive income attributable to:
Non-controlling interests	494	271	1,008	809
Equity holders of Wincor Nixdorf AG	5,514	3,738	63,618	39,529
1) April 1 2016 - June 30, 2016.
2) April 1 2015 - June 30, 2015.
3) October 1 2015 - June 30, 2016.
4) October 1 2014 - June 30, 2015.

Wincor Nixdorf Aktiengesellschaft
Condensed Consolidated Balance Sheets
as of June 30, 2016 and September 30, 2015 (unaudited)

Assets				€k
	June 30, 2016		September 30, 2015

Non-current assets
Intangible assets	373,134		354,129
Property, plant and equipment	122,609		121,129
Investments accounted for using the equity method	51		1,919
Investments	3,673		1,176
Reworkable service parts	28,577		29,034
Trade receivables	14,532		15,919
Other assets	8,786		4,319
Deferred tax assets	54,130	605,492	47,908	575,533

Current assets
Inventories	358,523		326,517
Trade receivables	480,552		485,463
Receivables from related companies	10,973		7,112
Current income tax assets	16,067		10,917
Other assets	79,272		63,840
Investments	9		14
Cash and cash equivalents	86,580	1,031,976	37,838	931,701
Total assets		1,637,468		1,507,234

Equity and Liabilities				€k
	June 30, 2016		September 30, 2015

Equity
Subscribed capital of Wincor Nixdorf AG	33,085		33,085
Retained earnings	528,747		476,673
Treasury shares	-173,712		-173,712
Other components of equity	45,680		51,301
Equity attributable to equity holders of WIncor Nixdorf AG	433,800		387,347
Non-controlling interests	19,165	452,965	4,093	391,440

Non-current liabilities
Accruals for pensions and similar commitments	115,007		83,262
Other accruals	35,618		17,745
Financial liabilities	51,593		65,663
Trade payables	0		0
Other liabilities	27,457		6,840
Deferred tax liabilities	25,844	255,519	23,229	196,739

Current liabilities
Other accruals	176,168		170,969
Financial liabilities	84,545		112,128
Advances received	24,884		20,703
Trade payables	330,768		338,128
Liabilities to related companies	740		2,438
Current income tax liabilities	49,260		39,959
Other liabilities	262,619	928,984	234,730	919,055
Total equity and liabilities		1,637,468		1,507,234

Wincor Nixdorf Aktiengesellschaft
Condensed Consolidated Statements of Cash Flows
for the nine months ended June 30, 2016 and 2015 (unaudited)

		€k
	9 months 2015/20161)	9 months 2014/20152)
Net profit on operating activities	129,529	39,792
Amortization/depreciation of intangible assets and property, plant and equipment	40,299	36,411
Write-down of reworkable service parts	4,555	4,055
Interest received	1,628	780
Interest paid	-4,688	-5,044
Income taxes paid	-29,784	-31,524
Result on disposal of intangible assets and property, plant and equipment	156	121
Change in accruals	-2,920	-6,884
Other non-cash items	-9,479	18,241
Change in working capital	23,195	76,604
Change in other assets and other liabilities	-37,453	-42,018
Cash flow from operating activities	115,038	90,534
Payments received from the disposal of property, plant and equipment	848	594
Payments received from the disposal of investments and other payments received	35	181
Payments made for investment in intangible assets	-6,501	-7,351
Payments made for investment in property, plant and equipment	-27,786	-28,650
Payments made for acquisition of consolidated affiliated companies, jointly controlled entities and other business units	-2,678	0
Payments made for investments	0	-51
Payments made for investment in reworkable service parts	-5,682	-5,302
Cash flow from investment activities	-41,764	-40,579
Payments made to equity holders	0	-52,178
Payments made for repayment of financial loans	-15,000	-10,000
Payments received from non-controlling interests	19,290	0
Payments made to non-controlling interests	0	-874
Other financing activities	-51	-2,348
Cash flow from financing activities	4,239	-65,400
Net change in cash and cash equivalents	77,513	-15,445
Change in cash and cash equivalents from exchange rate movements	-1,265	1,183
Cash and cash equivalents at beginning of period3)	-53,826	-24,383
Cash and cash equivalents at end of period3)	22,422	-38,645
1) October 1, 2015 - June 30, 2016.
2) October 1, 2014 - June 30, 2015.
3) Include cash and cash equivalents and current bank liabilities.

									€k
	Equity attributable to equity holders of Wincor Nixdorf AG
				Other components of equity
	Subscribed capital	Retained earnings	Treasury shares	Add. paid-in capital	Exchange rate changes	Cash flow hedges	Total	Non-controlling interests	Equity
As of October 1, 2014	33,085	529,407	-173,712	49,186	-2,562	-12,383	423,021	3,788	426,809
Cash flow hedges	0	0	0	0	0	-380	-380	0	-380
Exchange rate changes	0	0	0	0	16,703	0	16,703	-298	16,405
Actuarial gains and losses	0	-438	0	0	0	0	-438	2	-436
Other comprehensive income	0	-438	0	0	16,703	-380	15,885	-296	15,589
Profit for the period	0	23,644	0	0	0	0	23,644	1,105	24,749
Total comprehensive income	0	23,206	0	0	16,703	-380	39,529	809	40,338
Share options	0	5,540	0	-1,559	0	0	3,981	0	3,981
Takeover of shares and other changes	0	-6	0	0	0	0	-6	-17	-23
Distributions	0	-52,178	0	0	0	0	-52,178	-726	-52,904
Transactions with equity holders	0	-46,644	0	-1,559	0	0	-48,203	-743	-48,946
As of June 30, 2015	33,085	505,969	-173,712	47,627	14,141	-12,763	414,347	3,854	418,201

As of October 1, 2015	33,085	476,673	-173,712	48,714	10,085	-7,498	387,347	4,093	391,440
Cash flow hedges	0	0	0	0	0	5,379	5,379	0	5,379
Exchange rate changes	0	0	0	0	-2,470	0	-2,470	89	-2,381
Actuarial gains and losses	0	-27,418	0	0	0	0	-27,418	0	-27,418
other changes	0	-8	0	0	0	0	-8	0	-8
Other comprehensive income	0	-27,426	0	0	-2,470	5,379	-24,517	89	-24,428
profit for the period	0	88,135	0	0	0	0	88,135	919	89,054
Total comprehensive income	0	60,709	0	0	-2,470	5,379	63,618	1,008	64,626
Share options reclassifications	0	772	0	-8,530	0	0	-7,758	0	-7,758
Takeover of shares and other changes	0	-9,407	0	0	0	0	-9,407	14,064	4,657
Transactions with equity holders	0	-8,635	0	-8,530	0	0	-17,165	14,064	-3,101
As of June 30, 2016	33,085	528,747	-173,712	40,184	7,615	-2,119	433,800	19,165	452,965

Notes to the condensed consolidated financial statements.

Principles of Consolidation, Accounting and Valuation.
The condensed Group interim financial statements of Wincor Nixdorf Aktiengesellschaft (in the following “Wincor Nixdorf Group”) have been prepared in accordance with IAS 34 “Interim Financial Reporting”. They do not include all the information required for a complete set of financial statements prepared in accordance with the International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB). However, selected explanatory notes are included to explain events and transactions that are significant to understand changes in the Group’s financial position and performance since the last annual reporting period of the Group ended September 30, 2015.
On July 27, 2016, the Board of Directors of Wincor Nixdorf AG authorized these Group interim financial statements for issue.
In compiling the condensed Group interim financial statements, assumptions have been made and estimates used, which have affected the value and reporting of capitalized assets and liabilities, of income and expenses, and of contingent liabilities.
The significant assumptions made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the Group financial statements as of September 30, 2015.
Also the consolidation, accounting and valuation principles applied to the condensed Group interim financial statements are generally based on the same consolidation, accounting and valuation principles used in the Group financial statements for fiscal 2014/2015. The applied principles of accounting and valuation are described in detail in the Notes to the Group financial statements as of September 30, 2015.

Consolidation Group.
The condensed Group financial statements as of June 30, 2016, basically include those companies controlled by Wincor Nixdorf AG. Control exists if Wincor Nixdorf AG is exposed, or has rights, to variable returns of companies and has the ability to affect those returns through its power. Inclusion of such companies’ in the Group financial statements begins from the date Wincor Nixdorf AG obtains control. It ceases, when Wincor Nixdorf AG loses control of the company.
As of October 1, 2015, Wincor Nixdorf acquired 100 per cent of the shares in SecurCash Nederland B.V. (formerly: Brink’s Nederland B.V.), Rotterdam. The acquisition serves to provide one-stop cash management and cash logistics services to leading Dutch banks that have placed long-term assignments. The acquisition resulted in an excess of the net assets acquired over the consideration transferred and was recognized in profit.

As of December 1, 2015, Wincor Nixdorf has acquired outstanding 50 per cent of the shares in Winservice AS, Oslo, Norway. Due to the transfer of all outstanding shares to Wincor Nixdorf AG, the investment in Winservice AS, ceased to be accounted for as a joint venture using the equity method. Instead, the company was fully consolidated as a subsidiary for the first time. The subsidiary has been merged with the Norwegian subsidiary Wincor Nixdorf AS, Oslo, with retroactive effect as of January 1, 2016.
Joint control in CI Tech Components AG, Burgdorf, Switzerland, has ceased; effective from January 1, 2016, the investment is no longer accounted for as a joint venture. Effective from January 1, 2016, key business activities centered on sensor technology have been transferred to an entity named CI Tech Sensors AG, Burgdorf, Switzerland. The Group acquired 75 per cent of the voting rights in that entity in connection with the reorganization of CI Tech Components AG.
Additionally, as of March 1, 2016, a 51% ownership interest was acquired in Projective NV, with its registered office in Brussels, Belgium. Upon obtaining control, first time consolidation of Projective NV as well as its three subsidiaries with registered offices in Brussels/Belgium, The Hague/Netherlands, and London/United Kingdom was effected within the consolidated financial statements of Wincor Nixdorf AG. In acquiring the majority interest in the consulting firm specializing in the management of complex IT-based change and transformation projects within the financial services sector, Wincor Nixdorf has further extended its software-related services business.
Additionally, with effective date as of April 1, 2016, Wincor Nixdorf acquired all shares of two service station support companies (TSG) headquartered in Cologne and Krakow, Poland. TSG's areas of focus include operating and updating software used to process payment transactions at service stations across Europe.
All acquisitions were funded from existing liquidity of the Wincor Nixdorf Group.
The acquisitions were accounted for as a business combination in accordance with IFRS 3. Thus, in allocating the purchase price, the acquirees’ identifiable assets, liabilities and contingent liabilities were measured at fair value.
The purchase price allocations were carried out based on information available and were preliminary. As regards the recognition and valuation of certain onerous contracts assumed in the acquisition of SecurCash Nederland B.V., it was adjusted within one year after the date of acquisition to reflect new information and findings that had become available in the third quarter of fiscal year 2016.
Based on the allocations at acquisition date, the acquisitions affected the Group interim financial statements in total as presented below.

€k
June 30, 2016
Non-current assets	31,958
thereof goodwill	12,396
+ Current assets	31,493
+ Acquirees' cash and cash equivalents	15,787
- Non-current liabilities	15,628
- Current liabilities	26,385
= Net assets	37,225
- Non-controlling interests	3,913
- Gains from bargain purchase and remeasurement and other	12,652
= Total acquisition costs	20,660
Mainly the line item other operating result for the nine months ended June 30, 2016 includes gains from a bargain purchase and the remeasurement to fair value of the equity interest in an acquired business that was held before the acquisition.
Wincor Nixdorf AG has sold a minority interest in subsidiary Aevi International GmbH (AEVI) with retroactive effect from October 1, 2015 to HPE Growth Capital (HPE). HPE obtains the interest in the context of a capital increase worth up to €30 million. In an initial tranche, a capital increase of €20 million was facilitated; however, HPE and its investors have the option of purchasing further shares in AEVI in a second tranche worth up to € 10 million. As of June 30, 2016, the minority interest amounts to approximately 10%.
Group Equity.
The Wincor Nixdorf Group equity and individual elements thereof are shown in detail in the “Condensed Consolidated Statements of Changes in Equity” table.
Treasury Shares.
As of June 30, 2016, the total number of treasury shares held by the Company was 3,268,777. This equals 9.88% of the subscribed capital. The acquisition costs, including ancillary costs of acquisition to the amount of €111k, amounting to €173,712k were deducted in full from equity.
Share-based Payment Program.
The share-based payment programs are described in detail in the Notes to the Group financial statements for fiscal 2014/2015. Initially, at grant date, all share-based payment programs qualified and were accounted for as equity-settled transactions. Based on decision made during the nine months ended June 30, 2016 a reclassification of all share option programs (including awards granted in fiscal year 2016) to cash-settled share based payment transactions took place (see line “share options reclassifications” in the “Changes in Group Equity”). All awards which had been considered within equity been reclassified to accruals. Until all obligations are settled, the corresponding fair values will be remeasured at the end of each reporting period. Changes in the fair values will be recognized in the profit or loss for the period.

On March 30, 2016, the vesting period for the 2012 share option program expired. A total of 580,025 options of the 699,725 share options issued have been exercised. The exercise price in consideration of dividends was €40.74. In accordance with the new provisions to be applied for the purpose of determining the relevant market price and adjusting the exercise period for the 2012 tranche, as agreed in the form of a resolution passed by the Annual General Meeting on January 25, 2016, under items 9 c) and 9 d) on the agenda, the relevant market price was determined on the basis of the unweighted average of the market price of the stock within the Xetra trading system of the Frankfurt Stock Exchange in the closing auction of the ten exchange trading days immediately subsequent to the announcement of the outcome of the successful takeover bid by Diebold Inc on March 29, 2016. The price amounts to €53.12. The associated gain per option is €12.38. The share options were redeemed by cash settlement.

As of March 30, 2016, Wincor Nixdorf granted 714,470 share options for an exercise price of €59.49 under another new share-based payment program to its managers (share-based payment program 2016). The vesting period of the share options is four years. Each share option entitles the bearer to purchase one share in the Company at the exercise price (strike price). There is no limit to the profit which can accrue upon purchase. In each case, the exercise price is equivalent to 112% of the average exchange price on the 10 stock exchange trading days that immediately followed after the public announcement of Diebold Incorporated, that successful tender offer the issue of stock options on April 12, 2016 (€53.12); it takes account of distributions made during the life of the options, such as dividend payments and any drawing rights or other special rights. The target criteria have not been changed during the life of the program. Options can be exercised within a period of ten stock exchange trading days in Xetra on the Frankfurt Stock Exchange commencing on the first stock exchange trading day following expiration of the holding period of four years (exercise period). The vesting conditions also stipulate that the declaration of exercise may or must be issued during the specified vesting period of four years, within the last ten stock exchange trading days in Xetra on the Frankfurt Stock Exchange, effective from the end of the last day of the vesting period or a later date. The Company is entitled to settle the options either in shares or cash. Basically, the holder of the option has to remain in the Company’s employ until the end of the vesting period.

The fair values of current share-based payment programs have been calculated by the application of the Black-Scholes-Merton formula by an external expert. The following inputs have been used:

	Program 2016	Program 2015	Program 2014	Program 2013
Exercise price of the option at the grant date	€59.49	€49.20	€62.94	€43.20
Expected volatility	28.2%	28.2%	28.2%	28.2%
Expected dividends	€8.81	€5.93	€7.07	€5.66
Risk-free interest rate	0.01%	0.01%	0.01%	0.01%
Fluctuation rate	2.8%	2.8%	2.8%	2.8%
Expected volatility is the average of the historic volatilities of EUREX options on the Wincor Nixdorf share for 3-month and 12-month period.

The fair value of the share-based payment program 2016, based on the aforementioned input parameters amounts to €8.38 per share option at the reporting date.

The total amount of expenses recognized in the reporting period arising from current share-based payment transactions sums up to €5,918k. The carrying amount for liabilities arising from current share-based payment transactions at the end of the period amounts to €10,607k.

The changes in the composition of share options are as follows:

	9 months 2015/2016		9 months 2014/2015
	Number	Average exercise price €	Number	Average exercise price €
As of October 1	2,609,010	50.13	2,524,329	53.83
Granted during the period	714,470	59.49	717,048	49.20
Exercised during the period	580,025	45.02	0	—
Expired during the period	59,000	52.65	623,367	64.02
As of June 30	2,684,455	53.67	2,618,010	50.14
Exercisable as of June 30	0	—	0	—

Other Information.
Ongoing restructuring and realignment activities.
The restructuring and transformation program initiated by Wincor Nixdorf back in fiscal 2014/2015 is being continued in fiscal year 2015/2016. In this context, the first nine months 2015/2016 include restructuring and realignment expenses (primarily staff and consulting expenses) as well as positive effects from acquisition activities of €8.7 million (previous year: €35 million) in total. On a net basis, expenses of €9.0 million (previous year: €29 million) are attributable to the Banking segment, while income of €0.3 million (previous year: expenses of €6 million) is associated with the Retail segment. The aim of restructuring and realignment is to accelerate the transition to a software and IT services company. The third quarter 2015/2016 includes expenses in the amount of € 4.2 million (previous year: €35 million). €2.7 million (previous year: €29 million) have been incurred by the Banking segment and €1.5 million (previous year: €6 million) by the Retail segment.

Planned takeover and business combination with Diebold Incorporated
As regards the takeover offer by Diebold Incorporated of November 23, 2015, Diebold Incorporated announced on its website as of March 29, 2016, that by that date it had accepted tenders representing a total of 68.9% of Wincor Nixdorf AG’s share capital and that the minimum tender condition of 67.6% had therefore been reached. Transaction-related expenses of €16.5 million have been recognized by Wincor Nixdorf to date in connection with the aforementioned business combination. Overall, €10.3 million of this expense item is attributable to the Banking segment and €6.2 million to the Retail segment.

Financial Instruments.
Financial instruments are contractual obligations to receive or deliver cash and cash equivalents. In accordance with IAS 32 and IAS 39, these include both primary and derivative financial instruments. Primary financial instruments include, in particular, cash and cash equivalents, trade receivables and payables, credits, and loans. Derivative financial instruments primarily include forward currency transactions and interest rate hedging instruments.
The following tables show the carrying amounts and fair values of financial assets and liabilities by category of financial instruments and reconciliation to the corresponding line item in the Group balance sheet. Finance lease receivables and liabilities, and derivatives that qualify for hedge accounting are also included although they are not part of any IAS 39 measurement category. Since the line items “Other Receivables” and “Other Liabilities” contain both financial instruments and non-financial assets and liabilities (in particular, advance payments for services to be received/made in the future and other tax receivables/payables), the reconciliation is shown in the column headed “thereof outside IFRS 7.”

Carrying Amounts, Amounts Recognized, and Fair Values by Measurement Category as of June 30, 2016 €k
	Category in accordance with IAS 39	Carrying amount	Thereof outside IFRS 7	Thereof amounts in balance sheet according to IAS 39			Thereof amounts recognized according to IAS 17	Fair value of financial instruments under IFRS 7
				Amortized cost	Fair value recognized in equity	Fair value recognized in profit or loss
Assets
Cash and cash equivalents	LaR	86,580	0	86,580	0	0	0	86,580
Trade receivables	LaR/ n/a	495,084	0	495,084	0	0	0	495,084
thereof: receivables from finance leases	n/a	23,468	0	0	0	0	23,468	23,468
Receivables from related companies	LaR	10,973	0	10,973	0	0	0	10,973
Other receivables	LaR/ n/a/ HfT	88,058	71,398	16,319	4,749	341	0	16,660
thereof: derivatives with a hedging relationship	n/a	4,749	4,749	0	4,749	0	0	0
thereof: derivatives without a hedging relationship	HfT	341	0	0	0	341	0	341
Investments	LaR/FVO/ AfS	3,682	0	2,653	0	1,029	0	3,682

Liabilities
Trade payables	FLAC	330,768	0	330,768	0	0	0	330,768
Liabilities to related companies	FLAC	740	0	740	0	0	0	740
Financial liabilities	FLAC/ n/a	136,138	0	136,138	0	0	0	136,138
thereof: liabilities from finance leases	n/a	0	0	0	0	0	0	0
Other liabilities	FLAC/ n/a/ HfT	290,076	201,272	86,564	7,451	2,240	0	88,804
thereof: other non-interest-bearing liabilities	FLAC/ n/a	279,987	193,821	86,166	0	0	0	86,166
thereof: other interest-bearing liabilities	FLAC	0	0	398	0	0	0	0
thereof: derivatives with a hedging relationship	n/a	7,451	7,451	0	7,451	0	0	0
thereof: derivatives without a hedging relationship	HfT	2,240	0	0	0	2,240	0	2,240

Aggregated by Category in Accordance with IAS 39
Loans and receivables	LaR	608,992	0	608,992	0	0	0	608,992
Available-for-sale financial assets	AfS	2,617	0	2,617	0	0	0	2,617
Financial assets and liabilities measured at fair value through profit or loss (Fair Value Option)	FVO	1,029	0	0	0	1,029	0	1,029
Financial assets measured at fair value through profit or loss (Held for Trading)	HfT	341	0	0	0	341	0	341
Financial liabilities measured at fair value through profit or loss (Held for Trading)	HfT	2,240	0	0	0	2,240	0	2,240
Financial liabilities measured at amortized cost	FLAC	554,210	0	554,210	0	0	0	554,210

LaR: Loans and Receivables.
FVO: Financial Assets or Financial Liabilities at Fair Value through Profit or Loss (Fair Value Option).
HfT: Financial Assets or Financial Liabilities at Fair Value through Profit or Loss (Held for Trading).
AfS: Available-for-Sale Financial Assets (At Cost).
FLAC: Financial Liabilities at Amortized Cost.

Carrying Amounts, Amounts Recognized, and Fair Values by Measurement Category as of September 30, 2015 €k
	Category in accordance with IAS 39	Carrying amount	Thereof outside IFRS 7	Thereof amounts in balance sheet according to IAS 39			Thereof amounts recognized according to IAS 17	Fair value of financial instruments under IFRS 7
				Amortized cost	Fair value recognized in equity	Fair value recognized in profit or loss
Assets
Cash and cash equivalents	LaR	37,838	0	37,838	0	0	0	37,838
Trade receivables	LaR/ n/a	501,382	0	479,253	0	0	22,129	501,382
thereof: receivables from finance leases	n/a	22,129	0	0	0	0	22,129	22,129
Receivables from related companies	LaR	7,112	0	7,112	0	0	0	7,112
Other receivables	LaR/ n/a/ HfT	68,159	57,428	10,129	641	602	0	10,731
thereof: derivatives with a hedging relationship	n/a	641	641	0	641	0	0	0
thereof: derivatives without a hedging relationship	HfT	602	0	0	0	602	0	602
Investments	LaR/FVO/ AfS	1,190	0	143	0	1,047	0	1,190

Liabilities
Trade payables	FLAC	338,128	0	338,128	0	0	0	338,128
Liabilities to related companies	FLAC	2,438	0	2,438	0	0	0	2,438
Financial liabilities	FLAC/ n/a	177,791	0	176,664	0	0	1,127	177,791
thereof: liabilities from finance leases	n/a	1,127	0	0	0	0	1,127	1,127
Other liabilities	FLAC/ n/a/ HfT	241,570	174,078	64,023	11,352	3,469	0	67,492
thereof: other non-interest-bearing liabilities	FLAC/ n/a	226,749	162,726	64,023	0	0	0	64,023
thereof: derivatives with a hedging relationship	n/a	11,352	11,352	0	11,352	0	0	0
thereof: derivatives without a hedging relationship	HfT	3,469	0	0	0	3,469	0	3,469

Aggregated by Category in Accordance with IAS 39
Loans and receivables	LaR	534,373	0	534,373	0	0	0	534,373
Available-for-sale financial assets	AfS	102	0	102	0	0	0	102
Financial assets and liabilities measured at fair value through profit or loss (Fair Value Option)	FVO	1,047	0	0	0	1,047	0	1,047
Financial assets measured at fair value through profit or loss (Held for Trading)	HfT	602	0	0	0	602	0	602
Financial liabilities measured at fair value through profit or loss (Held for Trading)	HfT	3,469	0	0	0	3,469	0	3,469
Financial liabilities measured at amortized cost	FLAC	581,253	0	581,253	0	0	0	581,253

LaR: Loans and Receivables.
FVO: Financial Assets or Financial Liabilities at Fair Value through Profit or Loss (Fair Value Option).
HfT: Financial Assets or Financial Liabilities at Fair Value through Profit or Loss (Held for Trading).
AfS: Available-for-Sale Financial Assets (At Cost).
FLAC: Financial Liabilities at Amortized Cost.

Financial instruments measured at fair value are allocated to different measurement levels in accordance with IFRS 7. This includes financial instruments that are

1.	measured at their fair values in an active market for identical financial instruments (level 1),

2.	measured at their fair values in an active market for comparable financial instruments or using measurement models whose main input factors are based on observable market data (level 2), or

3.	using input factors not based on observable market data (level 3).

The amount that is shown under level 3 concerns the 6% interest in WINCOR NIXDORF Immobilien GmbH & Co. KG. The net result of the company will be allocated on a pro-rata basis; therefore the presented fair value will be converted accordingly. The carrying amount changed as follows:

				€k
	Fair value Oct. 1, 2015	Gains	Losses	Fair value Jun. 30, 2016
Designated as such upon initial recognition	1,047	0	18	1,029

Due to minor changes in the value of the 6% interest the sensitivity analysis of valuation-relevant parameters does not result in significant and decision-useful information.

Segment Report.
For the purposes of presenting segment information, the activities of the Wincor Nixdorf Group are divided into operating segments in accordance with the rules contained in IFRS 8 “Operating Segments.” Internal reporting within the Group is conducted on the basis of the customer profiles "Banking" and "Retail" as well as on the regional basis; the areas "Banking" and "Retail" were defined as operating segments in accordance with IFRS 8.10. As chief operating decision maker (CODM) within the meaning of IFRS 8, our Board of Directors assesses the performance of these two operating segments on the basis of corporate reporting and makes decisions about resources to be allocated. The performance of the operating segments is assessed in particular by referring to “net sales to external customers” as well as “net profit on operating activities”.
Segment information is prepared in conformity with the accounting policies adopted for preparing and presenting the Group financial statements for fiscal 2014/2015.

Segment Report by Division.

						€k
	3rd quarter 2015/20161)			9 months 2015/20162)
	Banking	Retail	Group	Banking	Retail	Group
Net sales to external customers	385,521	243,882	629,403	1,163,957	774,399	1,938,356
	(366,753)	(193,466)	(560,219)	(1,149,492)	(618,580)	(1,768,072)
Net profit on operating activities	26,835	11,389	38,224	88,829	40,700	129,529
	(-3,513)	(-3,365)	(-6,878)	(25,448)	(14,344)	(39,792)
Result from equity accounted investments	0	0	0	-143	0	-143
	(47)	0	(47)	(-1,156)	0	(-1,156)
Investment in intangible assets and property, plant and equipment	1,009	1,546	2,555	27,989	6,298	34,287
	(8,069)	(493)	(8,562)	(32,229)	(3,772)	(36,001)
Investment in reworkable service parts	962	418	1,380	4,318	1,364	5,682
	(531)	(141)	(672)	(4,189)	(1,113)	(5,302)
Amortization/depreciation of intangible assets and property, plant and equipment	12,079	2,407	14,486	32,864	7,435	40,299
	(10,643)	(1,777)	(12,420)	(30,839)	(5,572)	(36,411)
Write-down of reworkable service parts	886	367	1,253	3,462	1,093	4,555
	(997)	(265)	(1,262)	(3,203)	(852)	(4,055)
Research and development expenses	16,031	7,711	23,742	44,458	26,223	70,681
	(15,286)	(9,704)	(24,990)	(43,088)	(26,754)	(69,842)
1) April 1, 2016 - June 30, 2016.
2) October 1, 2015 - June 30, 2016.
Comparative figures for 3rd quarter as well as for the first nine months of previous year are shown in brackets for each item

The respective segment assets did not change considerably compared to September 30, 2015.
Reconciliation of Segment Profit to Profit for the Period.
The Segment profit equates to the “net profit on operating activities” of the Condensed Consolidated Income Statement.
Net Sales by Region.

				€k
	3rd quarter		9 months
	2015/20161)	2014/20152)	2015/20163)	2014/20154)
Europe	436,095	390,941	1,330,685	1,220,873
in % of total net sales	69.3	69.8	68.7	69.0
Included in Europe: Germany	143,148	127,378	425,286	403,927
in % of total net sales	22.7	22.7	21.9	22.8
Asia/Pacific/Africa	116,391	111,680	355,377	346,037
in % of total net sales	18.5	19.9	18.3	19.6
Americas	76,917	57,598	252,294	201,162
in % of total net sales	12.2	10.3	13.0	11.4
Total	629,403	560,219	1,938,356	1,768,072
1) April 1, 2016 - June 30, 2016
2) April 1, 2015 - June 30, 2015
3) October 1, 2015 - June 30, 2016
4) October 1, 2014 - June 30, 2015